EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT
as of October 31, 2004

		Percentage of Voting
		Securities Owned by
Name	State of Incorporation	Immediate Parent

ABM Industries Incorporated	Delaware	Registrant
(*) ABM Amtech Incorporated	California	100%
ABM Co. of Boston	California	100%
ABM Engineering Services Company	California	100%
ABM Facility Services Company	California	100%
ABM Family Fund Corporation	California	n/a
ABM Global Facility Services	California	100%
International Technology Facility Services, LLC	California	50%
ABM Industries Charitable Foundation	California	n/a
ABM Janitorial Northeast, Inc.	California	100%
ABM Janitorial Services — Northern California	California	100%
ABM Janitorial Services Co., Ltd.	Brit. Columbia	100%
ABM Lakeside, Inc.	California	100%
ABM Mid-Atlantic, Inc.	California	100%
ABM Payroll Service, Inc.	California	100%
ABM Security Services, Inc.	California	100%
ABM Supply Company	California	100%
ABMI Investment Co. ***	California	100%
American Building Maintenance Co.	California	100%
American Building Maintenance Co. of Georgia	California	100%
American Building Maintenance Co. of Hawaii**	California	100%
Allied Maintenance Services, Inc.	Hawaii	100%
American Building Maintenance Co. of Illinois	California	100%
American Building Maintenance Co. of Kentucky	California	100%
American Building Maintenance Co. of New York	California	100%
American Building Maintenance Co. of New York — Manhattan	California	100%
American Building Maintenance Co. of Utah**	California	100%
American Building Maintenance Co. — West	California	100%
American Public Services	California	100%
American Commercial Security Services of New York, Inc.	California	100%
American Security and Investigative Services, Inc.	California	100%
ABMI Security Services, Inc.	California	100%
American Commercial Security Services, Inc.	California	100%
Ampco — M	California	99%
Ampco System Parking	California	100%
Amtech Energy Services**	California	100%
Amtech Lighting & Electrical Services	California	100%
Amtech Lighting Services	California	100%
Amtech Lighting Services of the Midwest	California	100%
Amtech Reliable Elevator Company of Texas**	Texas	100%
Beehive Parking, Inc.**	Utah	100%
Bonded Maintenance Company	Texas	100%
Bradford Building Services, Inc.	California	100%
Canadian Building Maintenance Company, Ltd.	Brit. Columbia	100%
Supreme Building Maintenance, Ltd.	Brit. Columbia	100%
CommAir Mechanical Services	California	100%
Commercial Air Conditioning of Northern California, Inc.	California	100%
Commercial Property Services, Inc.	California	100%
Pansini Oakland Associates ***	California	90%
Servall Services, Inc.	Texas	100%
SSA Security, Inc.	California	100%
Elite Security, Inc.	California	100%
System Parking, Inc.	California	100%
Towel and Linen Service, inc.**	California	100%

(*)	Subsidiary relationship to registrant or to subsidiary parents shown by progressive indentation.

**	Inactive companies

***	A Limited Partnership